Exhibit 2

Name of Converting Party: B. Riley Principal Investments, LLC

theMaven, Inc.

225 Liberty Street

27th Floor

New York, NY 10821

Attention: Chief Financial Officer

RE:  IRREVOCABLE NOTICE OF CONVERSION OF DEBENTURES DUE DECEMBER 31, 2020

Dear Sirs:

The undersigned, a holder of a 12% Senior Secured Subordinated Convertible Debenture due December 31, 2020 (the “Debenture”), issued by TheMaven, Inc. (the “Company”), hereby irrevocably elects to convert all the principal amount due under the Debenture in accordance with the terms of Section 4 of the Debenture, as of the maturity date, December 31, 2020.

Notwithstanding the fact that the interest due on the Debenture is to be paid in cash at maturity pursuant to Section 2 of the Debenture, in response to the offer of the Company, the undersigned also irrevocably agrees to convert into shares of the common stock of the Company (“Common Stock”) all the interest due to be paid through December 31, 2020 to the undersigned under the terms of the Debenture at the same conversion rate and terms (as the terms are modified herein) as for the conversion of the principal amount of the Debenture, as provided in Section 4 of the Debenture.

Upon receipt of the shares of Common Stock to be issued on conversion of the principal and interest due under the Debenture, the Debenture will be deemed fully paid and of no further force and effect, and the undersigned waives all defaults that may have occurred under the Debenture through the date of issuance of the Common Stock. The undersigned agrees that the recorded basis for the shares of Common Stock to be issued will be the conversion rate for the principal and interest amounts being converted. The undersigned agrees that no shares will be issued until it has supplied its address and tax identification information to the Company, which also may be provided by the Company to the transfer agent for the Company, American Stock Transfer and Trust Company, in accordance with applicable Federal law.

The shares of Common Stock are to be issued to the undersigned as indicated below. If, however, shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The undersigned agrees that the shares of Common Stock to be issued on conversion of the principal and interest amount will be issued only in book entry format, with a legend indicating a restriction on their transferability similar to the following: “THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

By the delivery of this notice of conversion, the undersigned waives any agreement or arrangement between the Company and the undersigned that limits the issuance of Common Stock pursuant to Section 4(d) of the Debenture and any other agreement or arrangement between the Company and the undersigned that provides a similar limitation. The undersigned understands that waiver of the limitation may cause it to have to report the irrevocable conversion of the principal and interest of the Debenture provided herein and it being responsible to fulfill any other reporting obligations under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Kenneth Young
Signature of Debenture Holder

B. Riley Principal Investments, LLC
Name of Debenture Holder

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The below is for informational purposes only:

Principal Amount of Debenture to be Converted: $9,876,805.56______

Interest Amount of Debenture to be Converted: _$2,671,405.75________

Total Number of Shares of Common Stock to be issued: _38,024,883___

Exact Name to Whom the Common Stock is to be Issued:  B. Riley Principal Investments, LLC

Address for Delivery of Common Stock Book Entry Notice (which will also be the record address):

B. Riley Principal Investments, LLC

11100 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025

Tax Id Number (required for issuance):  30-0962033